SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------


                                   FORM 8-K/A


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) :       January 16, 2001


                                OMNI DOORS, INC.
             (Exact name of registrant as specified in its charter)


                                    Delaware
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                 (State or other jurisdiction of incorporation)

            333-39629                                      59-2549529
---------------------------------              ---------------------------------
    (Commission File Number)                   (IRS Employer Identification No.)


            100 South Ellsworth Ave. - Suite 900, San Mateo, CA 94402
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                (Address of principal executive offices)      (Zip Code)



         Registrant's telephone number, including area code: (650) 696-3200

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

On January 16, 2001, Hein + Associates LLP notified the Company that it was resigning as the Company's Independent auditors effective immediately.

During the fiscal years ended June 30, 1999 and 2000, and the interim period subsequent to June 30, 1999, there have been no disagreements on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure or any reportable events.

Each of Hein + Associates  LLP' audit reports for the previous two years did not
contain  an  adverse  opinion.   However  each  opinion  was  qualified  due  to
uncertainty and contained the following language:

         "The accompanying financial statements have been prepared assuming Omni Doors, Inc. will continue as a going concern. As discussed in Note 1 to the financial statements, the Company had no continuing operations effective July 1, 1998. The Company has been dependent upon payments from related parties for working capital, has had no independent income generating operations, and has a working capital and stockholders' deficit at June 30, 2000. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty."





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

ITEM 7 - FINANCIAL STATEMENTS AND EXHIBITS

Financial Statements - None

Exhibit 16.3 - Letter from Hein + Associates LLP to U.S. Securities and Exchange
               Commission.



SIGNATURE

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OMNI DOORS, INC.

 /s/ Sophia Yao
-----------------------------
President, Director and
Chief Accounting Officer




Dated: March 15, 2001